UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 15, 2024

MODULAR MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

001-41277

(Commission File Number)

Nevada	87-0620495
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

10740 Thornmint Road

San Diego, California 92127

(Address of principal executive offices, with zip code)

(858) 800-3500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2024, Modular Medical, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Underwriter”), relating to a firm commitment underwritten offering (the “Offering”) of 9,090,910 shares (the “Shares”) of common stock of the Company (“Common Stock”). The public offering price is $1.10 per share of Common Stock. Pursuant to the Agreement, the Company has granted the Underwriter a 30-day over-allotment option to purchase up to an additional 1,321,989 shares of Common Stock. The Company estimates that gross proceeds from the Offering will be $10,000,000, before deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriter’s over-allotment option.

The Offering was made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333- 264193) previously filed with the Securities and Exchange Commission on April 8, 2022, subsequently amended on April 15, 2022, and declared effective by the SEC on April 19, 2022, and a preliminary prospectus supplement relating to the Offering dated February 15, 2024. The closing of the Offering is expected to take place on February 21, 2024, subject to the satisfaction of customary closing conditions (the “Closing”).

The Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make because of any of those liabilities. In addition, pursuant to the terms of the Agreement, each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriter that generally prohibit, without the prior written consent of the Underwriter, the sale, transfer or other disposition of securities of the Company prior to May 21, 2024 (the “Lock-Up Period”). Pursuant to the Agreement, except with respect to certain exempt issuances, the Company is prohibited from issuing common stock or common stock equivalents during the Lock-Up Period and from engaging in certain variable rate transactions for a period of one year from the Closing. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Lucosky Brookman, LLP relating to the Shares is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

The Company issued press releases announcing the launch and pricing of the Offering on February 15, 2024. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement dated as of February 15, 2024 between the Company and Titan Partners Group LLC
5.1	Opinion of Lucosky Brookman, LLP
23.1	Consent of Lucosky Brookman, LLP (included in Exhibit 5.1)
99.1	Press Release dated February 15, 2024 regarding the launch of the offering of Common Stock
99.2	Press Release dated February 15, 2024 regarding the pricing of the offering of Common Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODULAR MEDICAL, INC.

Date: February 16, 2024	By:	/s/ James Besser
James Besser
Chief Executive Officer

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